                                                                 EXHIBIT (E)(4)

[LOGO] AIG(R) AMERICAN GENERAL  Survivor Advantage(SM) Joint and Last Survivor
                                             Variable Universal Life Insurance
                                                      Supplemental Application

American General Life Insurance Company (AGL)
A subsidiary of American International Group, Inc. (AIG)
Home office: Houston, Texas

(This supplement must accompany the appropriate application for life insurance.)

The supplement and the application will be attached to and made a part of the policy.

APPLICANT INFORMATION -- SUPPLEMENT TO THE APPLICATION ON THE LIVES OF

                     -------------------------------------------  ---------------------------------------
                     Name of Proposed Contingent Insured          Date of application for life insurance


                     -------------------------------------------  ---------------------------------------
                     Name of Other Proposed Contingent Insured    Date of application for life insurance

INITIAL ALLOCATION PERCENTAGES

INVESTMENT OPTIONS In the "Premium Allocation" column, indicate how each premium received is to be allocated. In the "Deduction Allocation" column, indicate which investment options are to be used for the deduction of monthly account charges. TOTAL ALLOCATIONS IN EACH COLUMN MUST EQUAL 100%. USE WHOLE PERCENTAGES ONLY.

                                            PREMIUM   DEDUCTION                                           PREMIUM   DEDUCTION
                                           ALLOCATION ALLOCATION                                         ALLOCATION ALLOCATION
                                           ---------- ----------                                         ---------- ----------
AGL DECLARED FIXED INTEREST ACCOUNT (301)    ______%    ______%  J.P. MORGAN SERIES TRUST II
AIG RETIREMENT COMPANY I                                         International Equity (721)                ______%    ______%
International Equities (738)                 ______%    ______%  JPMORGAN INSURANCE TRUST
Mid Cap Index (739)                          ______%    ______%  Government Bond (720)                     ______%    ______%
Money Market I (740)                         ______%    ______%  MFS VARIABLE INSURANCE TRUST
Nasdaq-100(R) Index (741)                    ______%    ______%  New Discovery (722)                       ______%    ______%
Science and Technology (742)                 ______%    ______%  RESEARCH (723)                            ______%    ______%
Small Cap Index (743)                        ______%    ______%  NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Stock Index (744)                            ______%    ______%  Mid-Cap Growth (725)                      ______%    ______%
AIM VARIABLE INSURANCE FUNDS                                     Socially Responsive (724)                 ______%    ______%
Global Real Estate (701)                     ______%    ______%  OPPENHEIMER VARIABLE ACCOUNT FUNDS
International Growth (700)                   ______%    ______%  Balanced (726)                            ______%    ______%
THE ALGER AMERICAN FUND                                          Global Securities (727)                   ______%    ______%
Capital Appreciation (702)                   ______%    ______%  PIMCO VARIABLE INSURANCE TRUST
MidCap Growth (703)                          ______%    ______%  CommodityRealReturn(TM) Strategy (728)    ______%    ______%
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                       Global Bond (Unhedged) (732)              ______%    ______%
Value (704)                                  ______%    ______%  Real Return (729)                         ______%    ______%
CREDIT SUISSE TRUST                                              Short-Term (730)                          ______%    ______%
Small Cap Core I (705)                       ______%    ______%  Total Return (731)                        ______%    ______%
DREYFUS VARIABLE INVESTMENT FUND                                 PIONEER VARIABLE CONTRACTS TRUST
International Value (706)                    ______%    ______%  Mid Cap Value (733)                       ______%    ______%
FIDELITY VARIABLE INSURANCE PRODUCTS                             PUTNAM VARIABLE TRUST
Asset Manager(SM) (707)                      ______%    ______%  Diversified Income (734)                  ______%    ______%
Contrafund(R) (708)                          ______%    ______%  Small Cap Value (735)                     ______%    ______%
Equity-Income (709)                          ______%    ______%  SUNAMERICA SERIES TRUST
Freedom 2020 (710)                           ______%    ______%  Aggressive Growth (736)                   ______%    ______%
Freedom 2025 (711)                           ______%    ______%  Balanced (737)                            ______%    ______%
Freedom 2030 (712)                           ______%    ______%  VAN KAMPEN LIFE INVESTMENT TRUST
Growth (713)                                 ______%    ______%  Growth and Income (745)                   ______%    ______%
Mid Cap (714)                                ______%    ______%  VANGUARD(R) VARIABLE INSURANCE FUND
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST             High Yield Bond (746)                     ______%    ______%
Franklin Small Cap Value Securities (715)    ______%    ______%  REIT Index (747)                          ______%    ______%
Mutual Shares Securities (716)               ______%    ______%  OTHER: _____________________________      ______%    ______%
JANUS ASPEN SERIES                                                                                            100%       100%
Forty (717)                                  ______%    ______%
Mid Cap Growth (719)                         ______%    ______%

AGLC103302-2008                  Page 1 of 4                          Rev 1008

DOLLAR COST AVERAGING (DCA)

DOLLAR COST      ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) AN AMOUNT CAN BE SYSTEMATICALLY TRANSFERRED FROM
AVERAGING (DCA)  ANY ONE INVESTMENT OPTION AND DIRECTED TO ONE OR MORE OF THE INVESTMENT OPTIONS BELOW. THE AGL
                 DECLARED FIXED INTEREST ACCOUNT IS NOT AVAILABLE FOR DCA. PLEASE REFER TO THE PROSPECTUS FOR MORE
                 INFORMATION ON THE DCA OPTION.

                 NOTE: DCA IS NOT AVAILABLE IF THE AUTOMATIC REBALANCING OPTION HAS BEEN CHOSEN.

                 Day of the month for transfers:              (Choose a day of the month between 1-28.)

                 Frequency of transfers:  [_] Monthly  [_] Quarterly  [_] Semiannually  [_] Annually

                 DCA to be made from the following investment option:

                 Transfer $                                   ($100 MINIMUM, WHOLE DOLLARS ONLY)

AIG RETIREMENT COMPANY I                                         J.P. MORGAN SERIES TRUST II
International Equities (738)                        $ __________ International EQUITY (721)                          $ __________
Mid Cap Index (739)                                 $ __________ JPMORGAN INSURANCE TRUST
Money Market I (740)                                $ __________ Government Bond (720)                               $ __________
Nasdaq-100(R) Index (741)                           $ __________ MFS VARIABLE INSURANCE TRUST
Science and Technology (742)                        $ __________ New Discovery (722)                                 $ __________
Small Cap Index (743)                               $ __________ Research (723)                                      $ __________
Stock Index (744)                                   $ __________ NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
AIM VARIABLE INSURANCE FUNDS                                     Mid-Cap Growth (725)                                $ __________
Global Real Estate (701)                            $ __________ Socially Responsive (724)                           $ __________
International Growth (700)                          $ __________ OPPENHEIMER VARIABLE ACCOUNT FUNDS
The Alger American Fund                                          Balanced (726)                                      $ __________
Capital Appreciation (702)                          $ __________ Global Securities (727)                             $ __________
MidCap Growth (703)                                 $ __________ PIMCO VARIABLE INSURANCE TRUST
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                       CommodityRealReturn(TM) Strategy (728)              $ __________
Value (704)                                         $ __________ Global Bond (Unhedged) (732)                        $ __________
CREDIT SUISSE TRUST                                              Real Return (729)                                   $ __________
Small Cap Core I (705)                              $ __________ Short-Term (730)                                    $ __________
DREYFUS VARIABLE INVESTMENT FUND                                 Total Return (731)                                  $ __________
International Value (706)                           $ __________ PIONEER VARIABLE CONTRACTS TRUST
FIDELITY VARIABLE INSURANCE PRODUCTS                             Mid Cap Value (733)                                 $ __________
Asset Manager(SM) (707)                             $ __________ PUTNAM VARIABLE TRUST
Contrafund(R) (708)                                 $ __________ Diversified Income (734)                            $ __________
Equity-Income (709)                                 $ __________ Small Cap Value (735)                               $ __________
Freedom 2020 (710)                                  $ __________ SunAmerica Series Trust
Freedom 2025 (711)                                  $ __________ Aggressive Growth (736)                             $ __________
Freedom 2030 (712)                                  $ __________ Balanced (737)                                      $ __________
Growth (713)                                        $ __________ VAN KAMPEN LIFE INVESTMENT TRUST
Mid Cap (714)                                       $ __________ Growth and Income (745)                             $ __________
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST             VANGUARD(R) VARIABLE INSURANCE FUND
Franklin Small Cap Value Securities (715)           $ __________ High Yield Bond (746)                               $ __________
Mutual Shares Securities (716)                      $ __________ REIT Index (747)                                    $ __________
Janus Aspen Series                                               OTHER: ______________________________               $ __________
Forty (717)                                         $ __________
Mid Cap Growth (719)                                $ __________

Dollar Cost averaging does not assume a profit or protect against a loss in declining markets. A policy owner should consider his or her financial ability to continue purchases through periods of low price levels in order to utilize fully a dollar cost averaging program.

AUTOMATIC REBALANCING

AUTOMATIC    ($5,000 MINIMUM BEGINNING ACCUMULATION VALUE) Variable division
REBALANCING  assets will be automatically rebalanced based on the premium percentages designated on Page 1 of this form. If the AGL
             Declared Fixed Interest Account has been designated for premium allocation, the rebalancing will be based on the proportion allocated to the variable divisions. Please refer to the prospectus for more information on the Automatic Rebalancing option.

             CHECK HERE FOR AUTOMATIC REBALANCING
             FREQUENCY:  [_] Quarterly  [_] Semiannually  [_] Annually

             NOTE: AUTOMATIC REBALANCING IS NOT AVAILABLE IF THE DCA OPTION HAS BEEN CHOSEN.

AGLC103302-2008                  Page 2 of 4                          Rev 1008

CONTRACT If any premium payment causes the policy to be classified as a modified endowment contract under Section 7702A of the internal Revenue Code, there may be potentially adverse tax consequences. Such consequences include: (1) withdrawals or loans being taxed to the extent of gain; and (2) a 10% penalty tax on the taxable amount. In order to avoid modified endowment status, I request any excess premium that could cause such status to be refunded. [_] YES [_] NO

AUTHORIZATION FOR TRANSACTIONS

INITIAL APPROPRIATE  I (or we, if Joint Owners), hereby authorize AGL to act
BOX HERE:            on telephone instructions or e-service instructions, if
                     elected, to transfer values among the variable divisions
                     and the AGL Declared Fixed Interest Account and to change
                     allocations for future premium payments and monthly
                     deductions given by:

                     [_] Policy Owner(s)-- if Joint Owners, either of us
                         acting independently.

                     [_] Policy Owner(s) or the Agent/Registered
                         Representative who is appointed to represent AGL and the firm authorized to service my policy.

                     AGL and any person designated by this authorization will not be responsible for any claim, loss or expense based upon telephone instructions and e-service instructions received and acted on in good faith, including losses due to telephone instructions or e-service communication errors. AGL's liability for erroneous transfers and allocations, unless clearly contrary to instructions received, will be limited to correction of the allocations on a current basis. If an error, objection or other claim arises due to a telephone instruction or e-service instruction, I will notify AGL in writing within five working days from receipt of confirmation of the transaction from AGL. I understand that this authorization is subject to the terms and provisions of my variable universal life insurance policy and its related prospectus. This authorization will remain in effect until my written notice of its revocation is received by AGL at its home office.

Suitability


All questions must  1. Have you, the Proposed Insured or
be answered.           Owner (if different), received the
                       variable universal life insurance
                       policy prospectus and the investment
                       choices brochure describing the
                       investment options?                       [_] yes [_] no

                    2. Do you understand and acknowledge:

                        a. THAT THE POLICY APPLIED FOR IS
                           VARIABLE, EMPLOYS THE USE OF
                           SEGREGATED ACCOUNTS WHICH MEANS
                           THAT YOU NEED TO RECEIVE AND
                           UNDERSTAND CURRENT PROSPECTUSES
                           FOR THE POLICY AND THE UNDERLYING
                           ACCOUNTS?                             [_] yes [_] no

                        b. THAT ANY BENEFITS, VALUES OR
                           PAYMENTS BASED ON PERFORMANCE OF
                           THE SEGREGATED ACCOUNTS MAY VARY:
                           AND

                           (1)ARE NOT GUARANTEED BY THE
                              COMPANY, ANY OTHER INSURANCE
                              COMPANY, THE U.S. GOVERNMENT
                              OR ANY STATE GOVERNMENT?           [_] yes [_] no

                           (2)ARE NOT FEDERALLY INSURED BY
                              THE FDIC, THE FEDERAL RESERVE
                              BOARD OR ANY OTHER AGENCY,
                              FEDERAL OR STATE?                  [_] yes [_] no

                        c. THAT IN ESSENCE, ALL RISK IS
                           BORNE BY THE OWNER EXCEPT FOR
                           FUNDS PLACED IN THE AGL DECLARED
                           FIXED INTEREST ACCOUNT?               [_] yes [_] no

                        d. THAT THE POLICY IS DESIGNED TO
                           PROVIDE LIFE INSURANCE COVERAGE
                           AND TO ALLOW FOR THE ACCUMULATION
                           OF VALUES IN THE SEGREGATED
                           ACCOUNTS?                             [_] yes [_] no

                        e. THE AMOUNT OR DURATION OF THE
                           DEATH BENEFIT MAY INCREASE OR
                           DECREASE, DEPENDING ON THE
                           INVESTMENT EXPERIENCE OF THE
                           SEPARATE ACCOUNT?                     [_] yes [_] no

                        f. THE POLICY VALUES MAY INCREASE OR
                           DECREASE, DEPENDING ON THE
                           INVESTMENT EXPERIENCE OF THE
                           SEPARATE ACCOUNT, THE AGL
                           DECLARED FIXED INTEREST ACCOUNT
                           ACCUMULATION, AND CERTAIN EXPENSE
                           DEDUCTIONS?                           [_] yes [_] no

                    3. Do you believe the Policy you
                       selected meets your insurance and
                       investment objectives and your
                       anticipated financial needs?              [_] yes [_] no

AGLC103302-2008                  Page 3 of 4                          Rev 1008

Electronic Delivery Consent


     American General Life Insurance Company ("AGL") is capable of providing contract and investment option prospectuses, supplements, statements of additional information, and reports via e-mail or CD-ROM. In order to verify your e-mail receipt of these documents, we must obtain your consent to this type of delivery format.

     This consent authorizes AGL, with respect to AGL's variable universal life insurance policies, to deliver the following communications via e-mail or CD-ROM:

     .   Contract prospectuses and supplements

     .   Investment option prospectuses and supplements

     .   Statements of additional information

     .   Annual and semi-annual investment option reports

     This consent to delivery by e-mail or CD-ROM has no expiration date. You may change or cancel your consent at any time by writing to us at American General Life Insurance Company, P.O. Box 4880, Houston, Texas, 77210-4880, Attn: Policy Owner Services. You may also receive a paper copy of any communication at no additional charge by writing to us at the above address

     In order to participate in this delivery method you must have access to the following:

     .   A personal computer with CD-ROM hardware and software

     .   Browser software, such as Microsoft Internet Explorer,
         Netscape Communicator, or equivalent

     .   Communication access to the Internet

     Should you wish to print materials that have been delivered via e-mail or CD-ROM, you must also have access to a printer. Materials will be published using Portable Document Format
     (PDF). In order to view PDF documents, you must have Adobe Acrobat Reader software, which is available for download free-of-charge from http://www.adobe.com/products/acrobat/readstep2.html.

     We reserve the right to mail paper copies instead of providing electronic delivery. In the event that e-mail delivery is unsuccessful, we will mail paper copies. You must notify us every time you change your e-mail address.

     Your e-mail address will be used solely for AGL's database management regarding the electronic delivery of the communications listed above. Your e-mail address will not be sold or distributed to third parties.

     By signing this consent, I acknowledge that I have read and understand all of the above-mentioned terms and conditions of this enrollment.

     I consent to receive electronic delivery of the documents specified above.

     ---------------------------------------------  -----------------------------------
     Signature of Owner                             Please provide your e-mail address
     If you prefer CD-ROM delivery, please check
     here [_]

SIGNATURES

SIGNATURES
            -----------------------------------------------------------------------------------------------------------
            Signed at (city, state)

            -----------------------------------------------------------------------------------------------------------
            Print name of Broker/Dealer

            X
            ------------------------------------------------------------------------------------- ---------------- ----
            Registered Representative                                                             State license #  Date

            X
            ------------------------------------------------------------------------------------------------------ ----
            Name of Proposed Contingent Insured                                                                    Date

            X
            ------------------------------------------------------------------------------------------------------ ----
            Name of Other Proposed Contingent Insured                                                              Date

            X
            ------------------------------------------------------------------------------------------------------ ----
            Owner (If different from either Proposed Contingent Insured)                                           Date

            X
            ------------------------------------------------------------------------------------------------------ ----
            Joint Owner (If applicable and if different from either Proposed Contingent Insured)                   Date

AGLC103302-2008                  Page 4 of 4                          Rev 1008